                               SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of 1934


Filed by the Registrant   /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to  Section 240.14(a)-11(c) or
      Section 240.14a-12

-------------------------------------------------------------------------------
                               PRIMA ENERGY CORPORATION
                   (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
     (5)  Total Fee Paid:
-------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by the Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:
-------------------------------------------------------------------------------
    (2)   Form, Schedule or Registration No.:
-------------------------------------------------------------------------------
    (3)   Filing Party:
-------------------------------------------------------------------------------
    (4)   Date Filed:
-------------------------------------------------------------------------------

                            PRIMA ENERGY CORPORATION

                            1801 BROADWAY, SUITE 500
                             DENVER, COLORADO  80202
                                 (303) 297-2100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 16, 1997

    Notice is hereby given that the Annual Meeting of Stockholders of Prima Energy Corporation, a Delaware corporation, will be convened at 2:00 p.m., Mountain Daylight Time, on Friday, May 16, 1997, in the Hershner Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, for the following purposes:

    1. To elect two directors, as the Class III directors, for the term expiring in 2000 or until their successors shall be elected and qualified;

    2. To amend Article V of the Certificate of Incorporation to increase the number of authorized shares of common stock;

    3. To ratify the selection of Deloitte & Touche LLP to serve as independent auditors of Prima Energy Corporation, for fiscal 1997; and

    4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 8, 1997, are entitled to notice of and to vote at the Meeting.

    Stockholders are cordially invited to attend the meeting in person.
Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the enclosed envelope. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person. Your vote is important.



                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       SANDRA J. IRLANDO
                                       Secretary


Denver, Colorado
April 11, 1997

                                 PROXY STATEMENT

                            PRIMA ENERGY CORPORATION
                            1801 BROADWAY, SUITE 500
                             DENVER, COLORADO  80202
                                 (303) 297-2100

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 1997


                                     GENERAL

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Prima Energy Corporation (hereinafter "the Company" or "Prima"), Suite 500, 1801 Broadway, Denver, Colorado 80202, to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Hershner Room, Norwest Bank Colorado, N.A., 1740 Broadway, Denver, Colorado, on Friday, May 16, 1997, at 2:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed Proxy Card were sent to stockholders on or about April 11, 1997.

    All expenses for soliciting Proxies, including clerical work, printing and postage, will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses in sending Proxy materials to principals and obtaining their Proxies. In addition to solicitations by mail, officers, directors and employees of the Company may solicit Proxies by telephone or by personal interviews. Such persons will receive no additional compensation for such services.

    Shares represented by a properly executed Proxy will be voted at the Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted as recommended by the Board of Directors. A Proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company or by signing and delivering a Proxy which is dated later, or if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.


                                QUORUM AND VOTING

    Only stockholders of record at the close of business on April 8, 1997, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 5,790,556 shares of the Company's $0.015 par value common stock ("Common Stock"), entitled to one vote per share. In the election of directors, cumulative voting is not allowed. There are no outstanding shares of preferred stock. All Common Stock information in the Proxy Statement has been restated to reflect the three for two Common Stock split distributed on March 4, 1997.

    A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Certificate of Incorporation, if a quorum is present at the Meeting, the nominees for election as Class III directors who receive the greatest number of votes cast at the Meeting by the shares present in person or by Proxy and entitled to vote shall be elected as the Class III directors. The affirmative vote by the holders of a majority of the shares of Common Stock outstanding is required to adopt the amendment to Article V of the Certificate of Incorporation. The affirmative vote by the holders of a majority of the shares of Common Stock present in person or by Proxy at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1997. In the election of the Class III directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on Proposals 2 or 3 on the Proxy Card or on any other matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval, while broker nonvotes on any such matter will not be considered "shares present" for voting purposes. At the 1995 and 1996 Annual Meeting of Stockholders, approximately 89% and 90% respectively of the then outstanding shares of the Company's Common Stock were present in person or by Proxy.

BENEFICIAL OWNERSHIP OF PRIMA'S COMMON STOCK

    The following table sets forth, as of March 21, 1997, the beneficial ownership of Prima's Common Stock (i) by each person or group of persons known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) the nominees as Class III director and each of the directors of Prima, (iii) the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) the nominees and all directors and executive officers as a group.

                                                  Amount and Nature
Name and Address                                    of Beneficial        Percent
of Beneficial Owner                                Ownership (1) (2)    of Class
-------------------                                ----------------     --------
Richard H. Lewis.............................         878,969  (3)        14.92%
1801 Broadway, Suite 500
Denver, Colorado 80202

Robert E. Childress..........................         188,715  (4)         3.26
7505 Margarita Place
Colorado Springs, Colorado  80202

Douglas J. Guion.............................         116,427              2.01
P. O. Box 394
Evergreen, Colorado  80439

John P. Lockridge............................         340,095  (5)         5.87
1265 Libson Lane
Pebble Beach, California  93953

George L. Seward.............................         184,293  (6)         3.18
2710 County Rd. No. 39
Yuma, Colorado  80759

John D. Longwell.............................         110,699  (7)         1.90
1801 Broadway, Suite 500
Denver, Colorado  80202

Robert G. James..............................         636,000  (8)        10.98
80 Ludlow Drive
Chappaqua, New York  10514

Employee Stock Ownership Trust...............         336,606  (9)         5.81
with Robert E. Childress and
Sandra J. Irlando as Trustees
1801 Broadway, Suite 500
Denver, Colorado  80202

KPM Investment Management, Inc...............         688,553 (10)        11.89
10250 Regency Circle
Omaha, Nebraska  68114

All directors and executive
officers as a group (10 persons).............        2,655,173 (11)       44.34

___________________
(1) Except as stated in the following notes, each person has sole voting and investment powers associated with the shares stated as beneficially owned by him.

(2) Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 102,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan, 31,619 shares allocated to Mr. Lewis' account in the ESOT as a participant in the ESOP and 99,750 shares owned by the wife and children of Mr. Lewis. Mr. Lewis disclaims beneficial interest of the shares owned by his wife and children.

(4) Includes 141 unallocated shares held by the ESOT as to which Mr. Childress has shared voting and investment powers by virtue of being a Co-Trustee, but does not include the remaining 336,606 shares held by the ESOT, as to which he has no voting powers, but does have shared investment powers. See Note (9) below.

(5)  130,500 shares are pledged on a bank loan.

(6) Includes 240 shares owned by the wife of Mr. Seward. Mr. Seward disclaims beneficial ownership of these shares.

(7) Includes 33,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan, 29,846 shares allocated to Mr. Longwell's account in the

     ESOT as a participant in the ESOP and 4,998 shares owned by the children of Mr. Longwell. Mr. Longwell disclaims beneficial interest of the shares owned by his children.

(8) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13D and Form 4 filed with the Securities and Exchange Commission.

(9) Pursuant to the terms of the ESOT, the Trustees have investment powers related to the Common Stock of Prima held by the ESOT.

(10) The number of shares and nature of beneficial ownership is based on information contained in Schedule 13G filed with the Securities and Exchange Commission as of December 31, 1996. KPM Investment
     Management, Inc. reported sole voting power and sole dispositive power with respect to all shares.

(11) Includes 198,000 shares purchasable under stock options granted pursuant to the Prima Energy Corporation 1993 Stock Incentive Plan and 124,256 shares allocated to the ESOT accounts of individuals who are directors or officers of Prima.


                         ELECTION OF CLASS III DIRECTORS
                           (PROPOSAL 1 OF PROXY CARD)

    The Company's Certificate of Incorporation and Bylaws provide that the number of members of the Board of Directors shall be fixed by resolution of the Board. The size of the Board is currently set at five. The Company's Certificate of Incorporation also provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible; each of which classes will serve for three years with one class being elected each year. Currently the number of directors in each of the three classes is one in Class I, two in Class II and two in Class III. The term of the Class III directors expires at the Meeting, the Class I director at the 1998 Annual Meeting of Stockholders and the Class II directors at the 1999 Annual Meeting of Stockholders. The Board of Directors intends to submit two nominees (Richard H. Lewis and John P. Lockridge) at the Meeting as the Class III directors.

    The Company has no nominating or similar committee of its Board of Directors; therefore, it is the recommendation of the Board of Directors that the Board for the coming year, and until their successors have been duly elected and qualified, shall consist of a total of five (5) members. Unless authority is withheld, it is intended that the shares represented by your Proxy will be voted for the election of the nominees (Richard H. Lewis and John P. Lockridge) as the Class III directors. If these nominees are unable to serve for any reason, your Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that the nominees will be unable to serve.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS, RICHARD H. LEWIS AND JOHN P. LOCKRIDGE.

    Certain information concerning such nominees, as well as the other current directors, is set forth below:

                                                                Period of Service
                                       Positions with              as Director        Class of
      Name                   Age       the Company                 or Officer         Director
---------------------------  ---   ------------------------     -----------------     --------
Richard H. Lewis...........  47    Chairman of the Board,       Since April 1980       III (1)
                                   Chief Executive Officer,
                                   President, Treasurer

Robert E. Childress........  49    Director                     Since October 1988      II (2)

Douglas J. Guion...........  48    Director                     Since October 1988      II (2)

John P. Lockridge..........  66    Director                     Since May 1980         III (1)

George L. Seward...........  46    Director                     Since April 1980         I (3)

(1)  Current term expires in 1997
(2)  Current term expires in 1999
(3)  Current term expires in 1998

     The following includes additional information concerning the Class III nominees for director and each of the director's business experience:

     Mr. Lewis founded Prima in April 1980 and has served as its Chairman of the Board, Chief Executive Officer and Chief Financial Officer since that time. Mr. Lewis graduated from the University of Colorado in 1971 with a B.S. degree in Finance and Accounting. Mr. Lewis was employed as a certified public accountant with Arthur Andersen LLP, an international public accounting firm, from 1971 until 1980, serving as an audit manager since 1976. Mr. Lewis serves on the Advisory Council to the School of Business at the University of Colorado and is active in various civic and industry organizations.

     Mr. Childress has been a Director of Prima since October 1988.   He served
as Prima's Executive Vice President from October 1988 to April 1993, at which time he resigned as Executive Vice President to devote more time to volunteer activities. Mr. Childress holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He worked for Cities Service Oil Company from 1970 to 1981 in various positions, including Regional Geophysical Manager in Houston and Manager of Planning for Worldwide Operations for the company's
Energy Resource Group in Tulsa.   Mr. Childress joined Golden Buckeye Petroleum
Corporation ("GBPC") in 1981 and served as its President until that company merged with Prima in October 1988.

     Mr. Guion has been a Director of Prima since October 1988. In 1987, Mr. Guion founded Colorado Energy Minerals, Inc., a privately held oil and gas company owned by Mr. Guion and his family. He co-founded GBPC in 1980 and served as its Chairman of the Board until the merger with Prima in 1988. Prior to 1980, Mr. Guion spent 10 years as a co-owner and manager for various geological and geophysical consulting firms and in various other business enterprises, including home building and real estate. Mr.

Guion holds a B.S. degree in Geophysical Engineering from the Colorado School of Mines. He is a Registered Professional Engineer, Registered Geophysicist and Certified Petroleum Geologist.

     Mr. Lockridge has been a Director of Prima since May 1980. He has been engaged in oil, gas and mineral exploration activities since graduation from the Colorado School of Mines with a degree in Geological Engineering in 1952. From 1952 to 1968, Mr. Lockridge was employed by Mobil Oil Corporation in various capacities of increasing responsibility, including Rocky Mountain Exploration Manager. From 1968 to 1970, Mr. Lockridge was a Vice President for Koch Exploration Company. Since 1970, Mr. Lockridge has been an independent operator and is the Vice President of Mountain Petroleum Corporation, a privately held oil and gas company. Mr. Lockridge has been involved in many professional industry organizations, including past President of the Rocky Mountain Association of Geologists and past Vice President of the American Association of Petroleum Geologists. He is a recipient of several awards and is an Honorary Member of both the RMAG and the AAPG.

     Mr. Seward has been a Director of Prima since April 1980. He served as Corporate Secretary from 1980 until 1988. He has been engaged in the farming and ranching business since his graduation from Colorado State University with a B.A. degree in 1972. Since 1975, Mr. Seward has owned and operated Seward Land and Cattle Company, a privately held company, as its majority stockholder and President.

OTHER EXECUTIVE OFFICERS

     The following paragraphs set forth certain information concerning executive officers who are not also directors of the Company:

     John D. Longwell, age 42, has been Senior Vice President of Operations since June 1993. He was Vice President of Operations from March 1990 to June 1993. Mr. Longwell served as Operations Manager for GBPC and subsequently for Prima from 1984 to March 1990. Previously, Mr. Longwell worked in various engineering capacities for Texaco, Superior Oil and Dome Petroleum. Mr. Longwell has also served as President of Action Oilfield Services, Inc. (a wholly owned subsidiary) since 1986. Mr. Longwell has been a Director of the Colorado Oil and Gas Association since 1985, was Vice President for 1994 and served as Association President for 1995. Mr. Longwell is a 19 year veteran in the oil and gas industry and received a B.S. degree in Mechanical Engineering from Syracuse University in 1976.

     John H. Carpenter, age 41, has been Vice President of Marketing since April 1994. Mr. Carpenter has 16 years experience in the oil and gas industry, primarily in the marketing, sales and trading of natural gas. Prior to joining Prima, Mr. Carpenter was the Vice President of Barrett Fuels Corporation, a natural gas trading subsidiary of Barrett Resources Corporation, for four years. He also assisted in the initiation of natural gas trading activities for the Public Service Company of Colorado in its wholly owned subsidiary, Fuel Resources Development Co., where he worked for eight years and was its Manager of Marketing. Mr. Carpenter is a former Director of the Rocky Mountain Natural Gas Association and volunteer in the Mile High United Way Executive Loan Program. He received a B.A. degree in Journalism and Master of Science in Administration degree from the University of Denver.

     Michael K. Decker, age 42, has been Vice President of Exploitation since June 1993. Mr. Decker joined Prima in 1990 as Exploitation Manager, responsible for geological engineering and reservoir engineering operations. Mr. Decker spent the first eleven years of his career with Tenneco Oil Exploration and Production Company, working both onshore and offshore domestic properties. Upon the sale of Tenneco, Mr. Decker joined Bonneville Fuels Corporation and was responsible for evaluating acquisitions and prospects in the United States and Canada. Mr. Decker is also an active member of the Potential Gas Committee ("PGC"). He is currently on the PGC
Board of Directors, is Secretary for the Board and is the Rocky Mountain Area Chairman. Mr. Decker received a B.S. degree in Geological Engineering from the Colorado School of Mines in 1977.

     Sandra J. Irlando, age 45, has been Vice President of Accounting since June 1993 and Corporate Secretary since June 1994. Ms. Irlando has been Controller of Prima since 1988. She joined GBPC in 1985 as Tax Manager and became its Controller in 1987. Prior to joining GBPC, Ms. Irlando worked as a certified public accountant for nine years. She received a B.S.B.A. degree in Accounting from the University of Denver in 1975.

     G. Walter Lunsford, age 45, has been Vice President of Land since June 1993. He served as Secretary from October 1988 to June 1994 and was Land Manager of Prima from October 1988 to June 1993. He served as Secretary and Land Manager for GBPC from 1982 until the merger with Prima in 1988. Mr. Lunsford received a B.S. degree from Indiana University and is a Registered Professional Landman and member of the American Association of Professional Landmen.

     No family relationship exists between the nominees for Class III director or any of the directors and executive officers of the Company with the exception of Mr. Lunsford, who is the brother-in-law of Mr. Guion. In addition, neither the nominees for Class III director nor any of the directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held 9 meetings during the year ended December 31, 1996. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and the meetings of the Committees described below of which each respective director is a member.

     The audit committee of the Board of Directors consists of Messrs. Lockridge and Seward. Its functions include recommending to the Board of Directors the independent auditors to be employed, discussing the scope of the independent auditors' examinations, reviewing the financial statements and independent auditors' report, soliciting recommendations from the independent auditors regarding internal controls and other matters, establishing guidelines for the Board of Directors review of related party transactions for potential conflicts of interest, making recommendations to the Board of Directors and other related tasks as requested by the Board of Directors. During the year ended December 31, 1996, the committee met formally one time and the meeting was attended by all of the committee.

    The compensation committee of the Board of Directors consists of Messrs. Childress, Guion, Lockridge and Seward. The committee has the authority to establish policies concerning compensation and employee benefits for all employees of the Company. The committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for certain executive officers. During the year ended December 31, 1996, the committee met formally three times and the meetings were attended by all of the committee.

     At present, the Company has no nominating, executive or similar committees.

DIRECTOR COMPENSATION

    No director of Prima has been compensated for any services provided as a director under any standard arrangement or otherwise.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years, to its Chief Executive Officer and Senior Vice President of Operations, the only two executive officers whose salary and bonus exceeded $100,000 for the last fiscal year for services in their capacity as such.

                           SUMMARY COMPENSATION TABLE

                                                                     Long-term
                                             Annual  Compensation   Compensation     All Other
 Name and                                    --------------------   ------------    Compensation
 Principal Position                Year       Salary      Bonus       Options(#)         (1)
--------------------             --------    --------    --------   ------------    ------------
Richard H. Lewis..............   12/31/96    $188,754    $100,000        none          $ 7,500
  Chief Executive                12/31/95     178,754      50,000      50,000            7,500
  Officer, President,            12/31/94     165,334     100,000        none           11,136
  and Treasurer

John D. Longwell..............   12/31/96    $ 96,932    $ 25,000        none          $ 5,200
  Senior Vice President          12/31/95      92,467       7,500      10,000            5,318
  of Operations                  12/31/94      87,667      15,000        none            5,294

(1) Amounts consist of allocations during each of the years under Prima's Employee Stock Ownership Plan ("Plan"). The Plan is qualified under
    Section 401(a) of the Internal Revenue Code of 1986, as amended, and is for the benefit of all eligible employees of the Company. Allocations to participants are made annually as of the last day of the Plan year, September 30, and are allocated among the participants in proportion to their compensation for the Plan year. Contributions to the Plan are payable at a minimum rate of 5% of eligible salaries (consisting of salary, bonus, and, in the case of certain non-officer employees, overtime). Through the Plan year ended September 30, 1993, the Plan provided for contributions to be made quarterly and to be used to purchase Prima Common Stock on the open market. Effective October 1, 1993, the Plan was amended to allow fully vested employees the option to direct the Plan Trustees to diversify a portion of their Plan investments by selling a limited percent of Prima Common Stock each year and investing the proceeds in various investment options. Plan participants become fully vested in the Plan after six years of service to the Company. Mr. Lewis and Mr. Longwell are fully vested in the Plan.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1996 by the Company's Chief Executive Officer and Senior Vice President of Operations and the fiscal year-end value of unexercised options held by each of them.

                         AGGREGATED OPTION/SAR EXERCISES
                        FOR YEAR ENDED DECEMBER 31, 1996
                         AND YEAR-END OPTION/SAR VALUES

                                                                                     Value of Unexercised
                                                       Number of Unexercised        In-The-Money Options at
                           Shares          Value      Options at Year End(#)(2)        Year-End ($)(3)
                         Acquired on      Realized   --------------------------  --------------------------
       Name            Exercise (#)(1)     ($)(1)    Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------    ---------------    --------   -----------  -------------  -----------  -------------
Richard H. Lewis....          0              0          87,000        108,000      $520,440      $600,960
John D. Longwell....          0              0          30,000         30,000      $181,830      $172,020

(1) No options were exercised during the year ended December 31, 1996.

(2) The total number of unexercised options held as of December 31, 1996, separated between those options that were exercisable and those options that were not exercisable.

(3) For all unexercised options held as of December 31, 1996, the aggregate dollar value of the excess of the market value of the stock underlying the options over the exercise price of those options. On December 31, 1996, the closing sale price of the Common Stock was $15.00 per share. The exercise price is $8.83 per share for 120,000 shares, of which 72,000 were exercisable and $9.92 for 75,000 shares, of which 15,000 were exercisable, for Mr. Lewis. For Mr. Longwell, the exercise price is $8.83 per share for 45,000 shares, of which 27,000 were exercisable and $9.92 for 15,000 shares, of which 3,000 were exercisable. The values are shown separately for those options which are exercisable, and those options that were not yet exercisable.

                                PERFORMANCE GRAPH

    The following graph shows the changes over the past five year period in the value of $100 invested in: (1) Prima Energy Corporation Common Stock; (2) the NASDAQ Market Index; and (3) a peer group consisting of all the crude petroleum and natural gas companies with stock trading on the NASDAQ Market within SIC code 1311, consisting of approximately 182 companies. The year end values of each investment are based on share price appreciation and assume that $100 was invested December 31, 1991 and that all dividends are reinvested. Calculations exclude trading commissions and taxes. The comparison in the graph is required by the SEC and, therefore, is not intended to forecast or be indicative of possible future performance of the Company's Common Stock.








                                    [GRAPH]









                                                       As of December 31,
                               --------------------------------------------------------------
                                 1991       1992       1993       1994       1995       1996
                               -------    -------    -------    -------    -------    -------
Prima Energy Corporation....   $100.00    $266.67    $380.00    $306.67    $353.33    $609.30
Peer Group Index............    100.00      94.95     113.13     118.56     130.39     173.38
NASDAQ Market Index.........    100.00     100.98     121.13     127.17     164.96     204.98

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Childress, Guion, Lockridge and Seward served as members of the Compensation Committee during calendar 1996. None of the committee members were officers or employees of the Company during 1996. Messrs. Childress, Guion and Seward were officers of the Company at various times prior to 1996. Mr. Guion is the brother-in-law of Mr. Lunsford, Vice President of Land for the Company. During 1996, Mr. Guion participated in oil and gas properties in which the Company had an interest. See "Transactions With Management and Others" below.


                         COMPENSATION COMMITTEE REPORT

    Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

    The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Committee consists of Messrs. Childress, Guion, Lockridge and Seward, none of whom is an employee of the Company. The Committee makes all decisions concerning compensation of executive officers who receive salary and bonus in excess of $100,000 annually, determine the total amount of bonuses to be paid annually and grant all awards of stock options under the Company's Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

    At present, the executive compensation package consists of base salary, cash bonus awards and long-term incentive opportunities in the form of stock options and an employee stock ownership plan. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to salary ranges for executives of other companies in the oil and gas industry with characteristics similar to those of the Company. This allows the Committee to set salaries in a manner that is both competitive and reasonable within the Company's industry.

    Cash bonuses may be awarded on an annual basis for exceptional effort and performance. The use of a specific formula to evaluate management performance is not employed because it is difficult to define an appropriate formula and it restricts the flexibility of the Committee. The Committee considers the achievements of the Company, specifically including earnings for the year, return on stockholders' equity and growth in proved oil and natural gas reserves, in determining appropriate levels for bonus awards. Following a review of the Company's performance after the close of the 1996 fiscal year, in February of 1997 the Committee determined that cash bonuses should be awarded, set a total dollar limit for the bonus pool and awarded cash bonuses to the Company's Chief Executive Officer and Senior Vice President of Operations, based upon contribution to the Company's performance during the year.

    Incentive stock options may be granted to key employees, including executive officers of the Company. Such stock based awards continue to be an important element of the executive compensation package because they aid in the objective of aligning the key employees' interests with those of the stockholders by giving key employees a direct stake in the performance of the Company. Decisions concerning the granting of stock options are made on the same basis as decisions concerning base salary and cash bonus awards as discussed above. No options were granted in 1996.

    The compensation of the Chief Executive Officer is largely dependent upon the overall performance of the Company as well as a comparison to compensation being paid by other comparable peer companies to their chief executive officers. For the year ended December 31, 1996, the base salary of the Chief Executive Officer of the Company, Richard H. Lewis, increased approximately 5.6 percent to $188,754 from $178,754. A cash bonus award for 1996 of $100,000 was paid in March of 1997.

               Compensation Committee of the Board of Directors:
                      Robert E. Childress
                      Douglas J. Guion
                      John P. Lockridge
                      George L. Seward


                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company is a 6% limited partner in a real estate limited partnership which owns 22 acres of undeveloped land in Phoenix, Arizona. The land was acquired in 1987 and is held by the partnership for investment and capital appreciation. The Company has invested $256,668 in the partnership from inception. No funds have been invested since 1991. One of the general partners of the partnership is a company controlled by the brother of the Company's president. The Company participated on the same basis as the other limited partners. This transaction was approved by the disinterested members of the Board of Directors.

    Certain of the Company's directors and executive officers have participated, either individually or through entities which they control, in oil and gas prospects or properties in which the Company has an interest. These participations, which have been on a working interest basis, have been in prospects or properties originated or acquired by the Company. In some cases, the interests sold to affiliated and non-affiliated participants were sold on a promoted basis requiring these participants to pay a portion of the Company's costs. Each of the participations by directors and executive officers is believed to have been on terms no less favorable to the Company than it could have obtained from non-affiliated participants. Such participations create interests that may conflict with those of the Company. It is expected that joint participations with the Company will occur from time to time in the future. All participations by the officers and directors have and will continue to be approved by the disinterested members of the Board of Directors and are subject to standard industry operating agreements.

    During 1996, the only officer or director of the Company who participated in oil and gas properties or prospects in transactions that exceeded $60,000 was Mr. Guion. Mr. Guion participated in the drilling or recompletion of seven wells (0.50 net). Total estimated costs were $117,346, of which $100,463 had been billed through December 31, 1996. Such participations were approved by the disinterested members of the Board of Directors.

    At any point in time, there are receivables and payables with officers and directors that arise in the ordinary course of business resulting from their participations in Company oil and gas properties or prospects. These amounts are not significant.

                              SECTION 16 REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

    Based solely on its review of copies of such forms received by the Company or written representations that no Form 5's were required for those persons, the Company believes that, during the year ended December 31, 1996, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements except as noted below.

    Mr. George L. Seward, a director of Prima, failed to timely file one Form 4 reporting the sale of 1,000 shares of Prima stock. The Form 4 was due April 10, 1996 and was filed February 12, 1997.


                     PROPOSED AMENDMENT TO ARTICLE V OF THE
               CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK
                           (PROPOSAL 2 ON PROXY CARD)

    The Board of Directors has adopted a resolution to amend Article V of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from eight million (8,000,000) shares having a par value of $0.015 per share to twelve million (12,000,000) shares with a par value of $0.015 per share and to submit the proposed amendment to a vote at this Meeting. Article V, as proposed to be amended, is set forth in its entirety as Exhibit "A" to this Proxy Statement, and the summary contained herein is qualified in its entirety by reference to Exhibit "A."

    Article V of the Company's Certificate of Incorporation currently provides for authorized Preferred Stock of two million (2,000,000) shares having a par value of $0.001 per share and Common Stock of eight million (8,000,000) shares having a par value of $0.015 per share. As of March 14, 1997, 5,820,556 shares of Common Stock were issued and 600,000 were reserved for stock option grants and exercise of stock options pursuant to the 1993 Stock Incentive Plan, leaving 1,579,444 shares of Common Stock available for issuance. No shares of Preferred Stock have been issued.

    The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The additional Common Stock will increase the number of authorized shares that are available for corporate purposes, including, for example, the declaration and payment of stock dividends to the Company's stockholders; stock splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of stock option plans and other employee benefit plans, including the Company's existing stock option plan, as well as for use in other possible future transactions of a currently undetermined nature.

    Under Delaware law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock except to the extent otherwise required by the Company's Certificate of Incorporation, by law or by the NASDAQ National Market or any securities exchange on which the Common Stock may be listed at the time. The authorization of additional shares of Common Stock will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders or of waiting for the regularly scheduled Annual Meeting of Stockholders in order to increase the authorized capital. It is the belief of the Board of Directors that the delay necessary for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders. The Board of Directors does not intend to issue any shares of Common Stock except on terms which the Board deems to be in the best interest of the Company and its stockholders. Existing stockholders of the Company will have no pre-emptive rights to purchase any shares of Common Stock issued in the future. Depending on the terms thereof, the issuance of the shares of Common Stock may or may not have a dilutive effect on the Company's then existing stockholders. Other than the shares of Common Stock which may be issued pursuant to the Company's 1993 Stock Incentive Plan, the Company currently has no plans, agreements or understandings to issue any shares of its authorized but unissued Common Stock.

    The additional shares of Common Stock to be authorized by adoption of the amendment would have identical rights to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment and issuance of the shares of Common Stock would not affect the rights of the holders of the currently outstanding Common Stock of the Company, except for the effects incidental to increasing the number of shares of the Company's Common Stock outstanding.

    Although the increase in authorized but unissued shares of Common Stock could, under certain circumstances, have the effect of deterring attempts to acquire control of the Company, the Company believes that the increase in the number of authorized shares is essential to the achievement of corporate objectives. The proposed amendment is not being presented as, nor is it part of, a plan to adopt a series of anti-takeover measures. The management of the Company is not presently aware of any pending or proposed takeover attempt.

    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO ARTICLE V OF THE COMPANY'S CERTIFICATE OF INCORPORATION.


     PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS
                          (PROPOSAL 3 ON PROXY CARD)

    The independent certified public accounting firm of Deloitte & Touche LLP has been engaged by the Company to audit the accounts and financial statements of the Company annually for the periods from its inception, April 11, 1980 through December 31, 1996.

    Although ratification by stockholders of the appointment of Deloitte & Touche LLP is not required by Delaware corporate law or the Company's Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the appointment.

    It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will be given the opportunity to make a statement if he so desires. It is also expected that the representative will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.


                                 OTHER BUSINESS

    The Board of Directors of the Company is not aware of any other matters that are to be presented at the Meeting, and it has not been advised that any other person will present any other matters for consideration at the Meeting. Nevertheless, if other matters should properly come before the Meeting, the stockholders present, or the person, if any, authorized by a valid Proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.


                DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR
                ANNUAL MEETING SCHEDULED TO BE HELD IN MAY, 1998

    Any proposal by a stockholder to be presented at the Company's Annual Meeting of Stockholders scheduled to be held in May 1998, must be received at the offices of the Company, Suite 500, 1801 Broadway, Denver, Colorado
80202, no later than December 12, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.


              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

    You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1996, enclosed herein for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.



                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       SANDRA J. IRLANDO
                                       Secretary

Denver, Colorado
April 11, 1997

                                   EXHIBIT "A"

                         PROPOSED AMENDMENT TO ARTICLE V
                       OF THE CERTIFICATE OF INCORPORATION
                           OF PRIMA ENERGY CORPORATION


                                   ARTICLE V

                            AUTHORIZED CAPITAL STOCK

The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is Fourteen million (14,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) and each such share shall have a par value of $.001; and the total number of authorized shares of Common Stock shall be Twelve Million (12,000,000) and each such share shall have a par value of $.015.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation the rights with respect to dividends, conversion rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

        PROXY
                                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Prima Energy Corporation     The undersigned hereby appoints Richard H. Lewis, Sandra J. Irlando and G. Walter Lunsford as Proxies,
1801 Broadway, Suite 500     or any one of them, each with the power to appoint his or her substitute, and hereby authorizes them
Denver, Colorado 80202       to represent and to vote, as directed below, all the shares of common stock of Prima Energy
                             Corporation held of record by the undersigned on April 8, 1997, at the Annual Meeting of Stockholders
                             to be held on May 16, 1997, or any adjournment thereof, hereby ratifying and confirming all that said
                             Proxies may do or cause to be done by virtue thereof.

1. ELECTION OF CLASS III DIRECTORS:
   / / FOR Richard H. Lewis, nominee as Class III Director   / / WITHHOLD AUTHORITY to vote for Richard H. Lewis, nominee as
                                                                 Class III Director.
   / / FOR John P. Lockridge, nominee as Class III Director  / / WITHHOLD AUTHORITY to vote for John P. Lockridge, nominee as
                                                                 Class III Director.

2. PROPOSED AMENDMENT TO ARTICLE V OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.
                                        / / FOR         / / AGAINST         / / ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF PRIMA ENERGY CORPORATION FOR FISCAL 1997.
                                        / / FOR         / / AGAINST         / / ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.







THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR
PROPOSALS 2 AND 3.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee, or guardian, please
                                                                             give full title as such.  If a corporation, please
                                                                             sign in full corporate name by President or other
                                                                             authorized officer.  If a partnership, please sign in
                                                                             partnership name by authorized person.



DATED ____________________________ 1997

_______________________________________     _______________________________________
PLEASE MARK, SIGN, DATE AND RETURN          Signature
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

_______________________________________     _______________________________________
                                            Signature, if held jointly